EXHIBIT 22
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SUBSIDIARIES OF BAUSCH & LOMB INCORPORATED

As of December 30, 1995

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                                   									  Jurisdiction Under
Name									                                 Which Organized
Bausch & Lomb AG	                       						Switzerland
Bausch & Lomb (Australia) Pty. Ltd.			        Australia
B.L.J. Company Ltd.							                    Japan
Bausch & Lomb BV							                       Netherlands
Bausch & Lomb (Bermuda) Limited				           Bermuda
Bausch & Lomb Bermuda Finance Limited			      Bermuda
Bausch & Lomb Canada, Inc.					               Canada
Charles River Laboratories, Inc.				          Delaware
BL Industria Otica, Ltda.				                	Brazil
Bausch & Lomb China, Inc.					                Delaware
Bausch & Lomb Colombia, S.A.					             Colombia
Bausch & Lomb Danmark A/S					                Denmark
Bausch & Lomb Espana, S.A.					               Spain
Bausch & Lomb Finance S.A.					               Switzerland
Oy Bausch & Lomb Finland AB				              	Finland
Bausch & Lomb Foundation, Inc.				            New York
Bausch & Lomb France, S.A.					               France
Bausch & Lomb Fribourg S.A.					              Switzerland
Bausch & Lomb GmbH							                     Austria
Bausch & Lomb Holdings BV					                Netherlands
Bausch & Lomb (Hong Kong) Limited				         Hong Kong
Bausch & Lomb-Lord, Co. (Hong Kong) Limited		 Hong Kong
Bausch & Lomb (Ireland)						                 Ireland
Bausch & Lomb India Limited					              India
Bausch & Lomb IOM/SpA						                   Italy
Bausch & Lomb Korea, Inc.					                Korea
Bausch & Lomb Lamex, Inc.					                Delaware
Bausch & Lomb (Malaysia) Sdn. Bhd.				        Malaysia
Dr. Mann Pharma							                        Germany
Dahlberg, Inc.								                        Minnesota
Bausch & Lomb New Zealand, Ltd.				           New Zealand
Bausch & Lomb Norge A/S						                 Norway
Operadora de Contactologia S.A. de C.V.			    Mexico
Outlook Eyewear Company					                 	Delaware
Bausch & Lomb Opticare, Inc.					             New York
Bausch & Lomb Oral Care Division, Inc.			     Georgia
Bausch & Lomb Pharmaceuticals, Inc.			        Delaware
Polymer Technology Corporation				            New York
Bausch & Lomb Puerto Rico, Inc.				           Puerto Rico
Bausch & Lomb Realty Corporation				          New York
Revo, Inc.								                            Delaware
Bausch & Lomb (Singapore) Private Ltd.	 		    Singapore
Steri-Oss Inc.								                        California
Bausch & Lomb Svenska AB					                	Sweden
Bausch & Lomb Taiwan Limited					             Taiwan
Bausch & Lomb Turkey					                    	Turkey
Bausch & Lomb U.K. Limited					               England
Bausch & Lomb Venezuela C.A.					             Venezuela
Cornealent Waicon do Brasil Industria e
  Comercio, Ltda.							                      Brazil
Wilmington Partners L.P.						                Massachusetts
Windmill Investors							                     Netherlands

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